First Quarter 2016 │ Investor Presentation

Safe Harbor Statement F O R W A R D - L O O K I N G S T A T E M EN T S This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward- looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2015, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to successfully implement new strategies and to diversify our business into new asset classes; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire mortgage loans and successfully securitize the mortgage loans we acquire; our ability to acquire mortgage servicing rights (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; the state of commercial real estate markets and our ability to acquire or originate commercial real estate loans or related assets; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors. 2

Financial Summary(1) QUARTERLY F INANCIAL RESULTS • Core Earnings(2) of $71.8 million, or $0.21 per share • Comprehensive Loss of $67.6 million, or $0.19 per share • Total return on book value of (1.8%)(3) – Cash dividend of $0.23 per share • Repurchased 8.0 million shares of common stock – Average purchase price of $7.64 per share – 2.3% of common shares outstanding at December 31, 2015 – Accretive to book value SECOND QUARTER DEVELOPMENTS • Increased debt-to-equity to mid-3’s(4) to take advantage of wider spreads and attractive investment opportunities • Continued to opportunistically purchase residential mortgage-backed securities (RMBS) 3 (1) Except as otherwise indicated in this presentation, reported data is as of or for the period ended March 31, 2016. (2) Core Earnings is a non-GAAP measure. Please see Appendix slide 15 of this presentation for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information. (3) See Appendix slide 12 for calculation of Q1-2016 return on book value. (4) As of April 30, 2016.

Financing Profile 4 REPURCHASE AGREEMENTS • Focused on diversification and financial stability across repo counterparties • Outstanding borrowings of $6.2 billion with 20 active counterparties; 30 total counterparties • Repo markets functioning normally; continue to ladder repo maturities • Subsequent to quarter-end, added a direct lending counterparty FEDERAL HOME LOAN BANK OF DES MOINES • Outstanding secured advances of $4.0 billion • Average borrowing rate of 0.59% F INANCING FOR COMMERCIAL REAL ESTATE ASSETS • Increased financing capabilities and flexibility • Two $250 million financing facilities currently in place; one facility added in the first quarter • Debt-to-equity of 1.3x(1) (1) Defined as total borrowings to fund commercial real estate assets divided by total equity in investments.

Portfolio Performance and Hedging

Q1-2016 PERFORMANCE HIGHLIGHTS

NET INTEREST MARGIN BENEFIT FROM HIGHER YIELDING ASSETS

RATES

- Increased Agency exposure due to wider spreads
- Strong Interest-Only and MSR performance

CREDIT

- Continued to sell lower yielding Legacy non-Agency bonds

COMMERCIAL

- Initial holdings performed well; opportunity remains attractive

HEDGING

- Increased leverage while maintaining low interest rate exposure
- Debt-to-equity of 3.0x at March 31, 2016, up from 2.5x at December 31, 2015[3]

Q1-2016 PORTFOLIO METRICS

Three Months Ended	Dec. 31, 2015	Mar. 31, 2016
Annualized portfolio yield during the quarter	**4.56%**	**4.58%**
Rates		
Agency RMBS, Agency Derivatives and MSR	3.8%	3.7%
Credit		
Non-Agency RMBS, Legacy[1]	8.4%	8.6%
Non-Agency RMBS, New issue[1]	4.0%	4.3%
Net economic interest in securitization trusts	4.6%	4.8%
Prime jumbo residential mortgage loans	4.0%	4.1%
Commercial	6.0%	6.4%
Annualized cost of funds on average repurchase and advance balance during the quarter[2]	**1.30%**	**1.21%**
Annualized interest rate spread for aggregate portfolio during the quarter	**3.26%**	**3.37%**

(1) "Legacy" non-Agency RMBS includes non-Agency bonds issued up to and including 2009. "New issue" non-Agency RMBS includes bonds issued after 2009.
(2) Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps.
(3) Defined as total borrowings to fund RMBS, residential mortgage loans held-for-sale, commercial real estate assets and Agency Derivatives, divided by total equity.

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HISTORICAL CAPITAL ALLOCATION PORTFOLIO COMPOSITION (1) Portfolio Composition 6 $12.2 BILLION PORTFOLIO AS OF MARCH 31, 2016 (1) For additional detail on the portfolio, see Appendix slides 16-22. (2) Commercial consists of senior and mezzanine commercial real estate debt and related instruments. (3) MSR includes Ginnie Mae buyout residential mortgage loans. (4) Assets in “Rates” include Agency RMBS, Agency Derivatives, MSR and Ginnie Mae buyout residential mortgage loans. (5) Assets in “Credit” include non-Agency RMBS, prime jumbo residential mortgage loans, net economic interest in securitization trusts and credit sensitive residential mortgage loans. Rates(3) $10,766 Commercial(2) $0.74b Sept 30, 2015 Dec 31, 2015 Mar 31, 2016 Rates(4) Agency 41% 35% 43% MSR 12% 14% 13% Credit(5) Non-Agency 30% 27% 22% Conduit 13% 16% 11% Commercial 4% 8% 11% INCREASED CAPITAL ALLOCATION TO AGENCY RMBS AND COMMERCIAL ASSETS Agency $8.17b MSR(3) $0.51b Non-Agency $1.58b Conduit $1.22b Rates(4) $8.68b Credit(5) $2.80b Commercial $0.74b

Commercial Real Estate[1]

SIGNIFICANT OPPORTUNITY

- Commercial real estate loan market exceeds $3.0 trillion, with over $1.5 trillion maturing in the next several years[2]
  - Further borrowing needs arising from increased sale transaction volume
- Risk-adjusted returns are attractive
  - Low-to-mid double digit return on equity (ROE)
  - Floating rate assets provide upside to higher rates
- Strong fundamentals
  - Real estate valuations in line with historical average; spread between cap rates and Treasuries remains above historical average
  - Lending relies significantly on cash flow from rent rather than property appreciation

PORTFOLIO UPDATE

- Aggregate portfolio carrying value of $744.3 million at March 31, 2016
  - Fourteen senior and six mezzanine assets
- Weighted average initial loan-to-value (LTV) of 72.9%[3]; weighted average spread of LIBOR plus 496 basis points[4]
- Anticipate capital allocation in 2016 to exceed initial target of $500 million
- Closed on additional two assets subsequent to quarter-end totaling approximately $125 million

PORTFOLIO BY PROPERTY TYPE


11.0%
22.3%
41.7%
25.0%
Office
Retail
Multifamily
Hotel

PORTFOLIO BY LOAN TYPE


20.0%
80.0%
Senior
Mezzanine

(1) Data for the three months ended March 31, 2016, except where noted.
(2) Source: Goldman Sachs; Tropp, LLC. Based on Federal Reserve Flow of Funds Data.
(3) Initial LTV considers the original appraisal at the time of origination.
(4) Spread does not include origination or exit fees.

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MSR Update 8 MORTGAGE SERVICING RIGHTS • MSR provides positive yield, negative duration and hedges mortgage basis risk ― Expected ROEs in the low double digits when paired with Agency RMBS • Focused on adding new issue MSR primarily through flow sale arrangements, and bulk acquisitions on an opportunistic basis ― 10 active flow sale relationships as of March 31, 2016 • Flow volume has increased significantly; anticipate near-term volumes of $1.5-2.0 billion/month ― Added $3.4 billion from flow sale arrangements and $1.6 billion from bulk acquisition in Q1-2016 • High-quality portfolio – Comprised predominantly of new issue conventional and FHA loans – 3.9% weighted average coupon, 751 original FICO score, 70% average original LTV, total 60+ day delinquencies <1% as of March 31, 2016 FLOW MSR SUMMARY $0.4b $0.4b $0.3b $2.0b $3.4b $0.0 $1.0 $2.0 $3.0 $4.0 Q1-2015 Q2-2015 Q3-2015 Q4-2015 Q1-2016 U P B ( $ b ) MSR Flow Acquisitions

Conduit Update(1) 9 (1) Data for the three months ended March 31, 2016, except where noted. (2) Total investors considers only new issue buyers. (3) Total capital allocation to the conduit includes mortgage loans held-for-sale and pipeline commitments. • Creating attractive credit assets for portfolio through Agate Bay Mortgage Trust (ABMT) ― Expected ROEs in the low double digits on retained subordinate and interest-only bonds • Significant issuer in private label securities market – Broad investor interest and participation; over 55 different investors in program since inception(2) • Sponsored ABMT 2016-1 and ABMT 2016-2, totaling $628 million UPB, selling AAAs and retaining subordinate and IO bonds • Regulatory constraints and competitive pricing for loans have resulted in lower lock volumes • Focused on retaining subordinate and IO bonds, while selling previously retained AAAs at today’s tighter spreads MORTGAGE LOAN CONDUIT As of Dec 31, 2015 As of Mar 31, 2016 As of Apr 30, 2016 Retained subordinate and IO bonds ($ millions) $256.6 $258.9 $240.1 Capital Allocation to subordinate and IO bonds 5% 5% 4% Retained AAA bonds ($ millions) $913.3 $633.1 $250.7 Capital Allocation to retained AAA bonds 5% 3% 1% Total Capital Allocation to Conduit(3) 16% 11% 9%

8.1% 7.6% 9.3% 9.2% 15.0% 11.2% 13.5% 11.7% 0.0% 5.0% 10.0% 15.0% 20.0% 2013 2014 2015 2016-YTD 2013 2014 2015 2016-YTD 1.8% -1.0% -3.2% -3.8% -11.7% -8.2% -6.7% -5.1% -15.0% -10.0% -5.0% 0.0% 5.0% 2013 2014 2015 2016-YTD 2013 2014 2015 2016-YTD …LESS INTEREST RATE EXPOSURE (3) . . . Attractive Returns With Lower Risk 10 A T T R A C T I VE & C O M P A R A B L E D I V I D E N D Y I E L D (1) …WITH LOWER LEVERAGE (2) . . . SUPERIOR ASSET SELECTION AND RISK MANAGEMENT DRIVE RETURNS WITH LESS RISK TWO Peer Average TWO Peer Average TWO Peer Average …AND LESS PREPAYMENT R ISK (4) TWO Peer Average Note: Two Harbors and peer financial data for Dividend Yield, Leverage, Prepayment Risk and Interest Rate Exposure on this slide is based on available financial information as of March 31, 2016 as filed with the SEC. Peers include AGNC, ANH, ARR, CMO, CYS, HTS, IVR, MFA and NLY. (1) Represents average of annualized yields on all quarterly cash dividends per respective fiscal year. Two Harbor’s first quarter 2013 dividend yield used in annual average calculation was based on cash dividend of $0.32 per share and does not include Silver Bay Realty Trust common stock distribution of $1.01 per share. Annualized yields for each quarter are calculated by dividing annualized quarterly dividends by closing share price as of respective quarter-ends. Peer dividend data based on peer company press releases. Historical dividends may not be indicative of future dividend distributions. Our company ultimately distributes dividends based on its taxable income per share of common stock. (2) Represents average of debt-to-equity ratios for all reportable quarters per respective fiscal year. Debt-to-equity is defined as total borrowings to fund RMBS, mortgage loans held-for-sale, commercial real estate assets and Agency Derivatives divided by total equity. (3) Represents average of estimated change in equity value for theoretical +100bps parallel shift in interest rates for all reportable quarters per respective fiscal year. Change in equity market capitalization is adjusted for leverage. (4) Represents average of the constant prepayment rate (“CPR”) on Agency RMBS, including Agency Derivatives, for all reportable quarters per respective fiscal year. 11.2% 10.3% 11.3% 11.6% 13.6% 11.9% 13.0% 12.9% 0.0% 6.0% 12.0% 18.0% 2013 2014 2015 2016-YTD 2013 2014 2015 2016-YTD 3.2x 3.0x 3.0x 3.0x 6.9x 6.4x 6.6x 6.5x 0.0x 2.0x 4.0x 6.0x 8.0x 2013 2014 2015 2016-YTD 2013 2014 2015 2016-YTD

Appendix

Return on Book Value 12 (1) Return on book value for three-month period ended March 31, 2016 is defined as the decrease in book value from December 31, 2015 to March 31, 2016 of $0.41 per share, plus dividends declared of $0.23 per share, divided by December 31, 2015 book value of $10.11 per share. Return on book value Q1-2016 (Per share amounts, except for percentage) Book value at December 31, 2015 $10.11 Book value at March 31, 2016 9.70 Decrease in book value (0.41) Dividends declared in Q1-2016 0.23 Return on book value Q1-2016 ($0.18) Percent return on book value Q1-2016(1) (1.8%)

$88.9 $2.7 ($92.8) ($3.2) ($67.6) 8.7% 0.3% (9.4%) (0.3%) (7.8%) -10% -5% 0% 5% 10% 15% ($150) ($100) ($50) $0 $50 $100 $150 Q1-2015 Q2-2015 Q3-2015 Q4-2015 Q1-2016 Comp. Income ($M) Comp. Income ROAE (%) $11.08 $10.81 $10.30 $10.11 $9.70 $0.26 $0.26 $0.26 $0.26 $0.23 $6.00 $9.00 $12.00 Q1-2015 Q2-2015 Q3-2015 Q4-2015 Q1-2016 Book Value ($) Dividend Declared ($) DIV IDENDS (1) Financial Performance 13 COMPREHENSIVE INCOME (LOSS) BOOK VALUE AND DIV IDEND PER SHARE (1) GAAP NET INCOME (LOSS) (1) Historical dividends may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the company’s common stock is calculated based on the closing price of the last trading day of the relevant quarter. $0.26 $0.26 $0.26 $0.26 $0.23 9.8% 10.7% 11.8% 12.8% 11.6% 0.0% 5.0% 10.0% 15.0% $0.00 $0.05 $0.10 $0.15 $0.20 $0.25 $0.30 Q1-2015 Q2-2015 Q3-2015 Q4-2015 Q1-2016 Dividend per Share ($) Dividend Yield (%) $94.8 $221.5 ($34.8) $210.7 ($88.9) $0.26 $0.60 ($0.09) $0.59 ($0.25) ($1.00) ($0.50) $0.00 $0.50 $1.00 ($250) ($125) $0 $125 $250 Q1-2015 Q2-2015 Q3-2015 Q4-2015 Q1-2016 GAAP Net Inc. ($M) GAAP EPS ($)

Operating Performance

(In millions, except for per share data)	Core Earnings[1]	Realized Gains	Unrealized MTM	Q4-2015 Financials	Core Earnings[1]	Realized Gains	Unrealized MTM	Q1-2016 Financials
Interest income	$133.6	$ -	$ -	$133.6	$130.8	$-	$-	$130.8
Interest expense	36.6	-	-	36.6	41.4	-	-	41.4
Net interest income	97.0	-	-	97.0	89.4	-	-	89.4
Net other-than-temporary impairment losses	-	-	-	-	-	-	(0.7)	(0.7)
Gain (loss) on investment securities	-	109.6	(9.7)	99.9	-	21.7	7.8	29.5
(Loss) gain on interest rate swaps and swaptions	(12.6)	(101.1)	156.2	42.5	(6.2)	30.6	(149.9)	(125.5)
Gain (loss) on other derivative instruments	6.0	(6.8)	(1.3)	(2.1)	5.4	6.3	4.4	16.1
Gain (loss) on residential mortgage loans held-for-sale	-	3.6	(7.7)	(4.1)	-	1.1	9.7	10.8
Servicing income	32.8	-	-	32.8	34.1	-	-	34.1
(Loss) gain on servicing asset	(16.0)	-	12.8	(3.2)	(16.2)	-	(85.2)	(101.4)
Other income (loss)	1.4	(2.0)	(4.9)	(5.5)	1.3	(2.2)	3.7	2.8
Total other income (loss)	11.6	3.3	145.4	160.3	18.4	57.5	(209.5)	(133.6)
Management fees & other operating expenses	35.8	2.0	-	37.8	34.3	4.2	-	38.5
Net income (loss) before income taxes	72.8	1.3	145.4	219.5	73.5	53.3	(210.2)	(83.4)
Income tax expense (benefit)	0.7	(13.8)	21.9	8.8	1.7	27.8	(24.0)	5.5
Net income (loss)	**$72.1**	**$15.1**	**$123.5**	**$210.7**	**$71.8**	**$25.5**	**($186.2)**	**($88.9)**
Weighted average EPS	$0.20	$0.04	$0.34	$0.59	$0.21	$0.07	($0.53)	($0.25)

(1) Core Earnings is a non-GAAP measure. Please see Appendix slide 15 of this presentation for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

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GAAP to Core Earnings Reconciliation (1) Reconciliation of GAAP to non-GAAP Information (In thousands, except for per share data) Three Months Ended December 31, 2015 Three Months Ended March 31, 2016 Reconciliation of net income (loss) to Core Earnings: Net income (loss) $210,706 ($88,930) Adjustments for non-core earnings: Gain on sale of securities and residential mortgage loans, net of tax (100,548) (16,749) Unrealized loss (gain) on securities and residential mortgage loans held-for-sale, net of tax 14,668 (14,103) Other-than-temporary impairment loss - 717 Unrealized (gain) loss on interest rate swaps and swaptions economically hedging investment portfolio, repurchase agreements and FHLB advances, net of tax (134,182) 134,942 Realized loss (gain) on termination or expiration of swaps and swaptions, net of tax 77,672 (9,586) Loss (gain) on other derivative instruments, net of tax 6,880 (9,393) Realized and unrealized loss (gain) on financing securitizations, net of tax 6,997 (1,478) Realized and unrealized (gain) loss on mortgage servicing rights, net of tax (11,342) 73,661 Securitization deal costs, net of tax 780 2,426 Change in representation and warranty reserve, net of tax 502 337 Core Earnings $72,133 $71,844 Weighted average shares outstanding 360,090,432 349,436,015 Core Earnings per weighted average share outstanding $0.20 $0.21 15 (1) Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio, amortization of business combination intangible assets, reserve expense for representation and warranty obligations on MSR and certain upfront costs related to securitization transactions. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. Core Earnings is provided for purposes of comparability to other peer issuers.

30-Year Fixed 3-3.5% 32.4% 30-Year Fixed 5% & above 7.5% IO & Inverse IO 4.6% Other 3.3% Hybrid ARMs 0.5% Rates: Agency RMBS Metrics 16 AGENCY RMBS CPR(1) AGENCY PORTFOLIO YIELDS AND METRICS (1) Agency weighted average 3-month Constant Prepayment Rate (CPR) includes IIOs (or Agency Derivatives). (2) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. Portfolio Yield Realized Q4-2015 At Dec. 31, 2015 Realized Q1-2016 At Mar. 31, 2016 Agency yield 3.5% 3.4% 3.3% 3.1% Repo and FHLB costs 0.5% 0.6% 0.6% 0.7% Swap costs 0.8% 0.7% 0.4% 0.4% Net interest spread 2.2% 2.1% 2.3% 2.0% Portfolio Metrics Q4-2015 Q1-2016 Weighted average 3-month CPR(1) 10.3% 9.2% Weighted average cost basis(2) $108.1 $106.6 8.2% 9.0% 9.7% 10.3% 9.2% 0.0% 5.0% 10.0% 15.0% Q1-2015 Q2-2015 Q3-2015 Q4-2015 Q1-2016 Agency RMBS CPR AGENCY PORTFOLIO COMPOSITION 30-Year Fixed 4-4.5% 51.7%

Rates: Agency RMBS 17 As of Mar. 31, 2016 Par Value ($M) Market Value ($M) % Lower Balance/HARP(1) Amortized Cost Basis ($M) Weighted Average Coupon Weighted Average Age (Months) 30-Year fixed 3.0-3.5% $2,529 $2,650 -% $2,639 3.5% 2 4.0-4.5% 3,863 4,220 81.2% 4,157 4.2% 32 ≥ 5.0% 538 610 73.7% 581 5.5% 86 6,930 7,480 51.8% 7,377 4.0% 26 Hybrid ARMs 34 37 -% 36 5.1% 145 Other 278 272 58.3% 256 4.1% 104 IOs and IIOs 3,721 378(2) 0.3% 356 3.7% 76 Total $10,963 $8,167 49.4% $8,025 4.0% 31 (1) Percent of securities with implicit or explicit prepayment protection, including lower loan balances (securities collateralized by loans less than or equal to $175K of initial principal balance) and HARP securities (pools that consist of borrowers who have refinanced through HARP, typically collateralized by loans with greater than greater than or equal to 80% LTV). (2) Represents market value of $220.6 million of IOs and $157.2 million of Agency Derivatives.

Rates: Mortgage Servicing Rights 18 As of Dec. 31, 2015 As of Mar. 31, 2016 Fair value ($M) $493.7 $446.2 Unpaid principal balance ($M) $51,386.1 $55,344.3 Weighted average coupon 3.9% 3.9% Original FICO score 751 751 Original LTV 73% 70% 60+ day delinquencies 1.1% 0.9% Net servicing spread 27.4 basis points 27.2 basis points Vintage: Pre-2009 2.6% 2.3% 2009-2012 47.3% 42.1% Post 2012 50.1% 55.6% Percent of MSR portfolio: Conventional 80.5% 82.7% Government FHA 14.5% 12.9% Government VA/USDA 5.0% 4.4%

Credit: Non-Agency RMBS Metrics 19 NON-AGENCY PORTFOLIO COMPOSITION NON-AGENCY PORTFOLIO YIELDS AND METRICS (1) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company’s non-Agency interest-only portfolio would have been $53.89 at March 31, 2016. Portfolio Yield Realized Q4-2015 At Dec. 31, 2015 Realized Q1-2016 At Mar. 31, 2016 Non-Agency yield 7.8% 8.1% 8.3% 8.3% Repo and FHLB costs 2.0% 2.1% 2.5% 2.3% Swap costs 0.1% 0.1% 0.3% 0.3% Net interest spread 5.7% 5.9% 5.5% 5.7% NON-AGENCY RMBS CPR Non-Agency: Loan Type Q4-2015 Q1-2016 Sub-prime 68% 71% Option-ARM 8% 9% Prime 6% 6% Alt-A 4% 5% Other 14% 9% Portfolio Metrics Q4-2015 Q1-2016 Weighted average 3-month CPR 6.2% 5.3% Weighted average cost basis(1) $60.4 $58.2 5.1% 6.0% 6.9% 6.2% 5.3% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% Q1-2015 Q2-2015 Q3-2015 Q4-2015 Q1-2016 Non-Agency RMBS CPR

Credit: Non-Agency RMBS

As of March 31, 2016	Senior Bonds	Mezzanine Bonds	Total P&I
Portfolio characteristics:			
Carrying value ($M)	$1,172.3	$397.5	$1,569.8
% of non-agency portfolio	74.7%	25.3%	100.0%
Average purchase price[1]	$54.21	$69.98	$58.20
Average coupon	3.1%	2.4%	2.9%
Weighted average market price[2]	$72.50	$78.00	$73.82
Collateral attributes:			
Average loan age (months)	114	118	115
Average loan size ($K)	$363	$307	$351
Average original Loan-to-Value	71.3%	69.6%	70.9%
Average original FICO[3]	635	659	640
Current performance:			
60+ day delinquencies	27.8%	18.9%	26.0%
Average credit enhancement[4]	8.1%	19.7%	10.5%
3-Month CPR[5]	4.7%	9.4%	5.3%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine and total non-Agency RMBS, excluding our non-Agency interest-only portfolio, would have been $49.86, $66.69 and $53.89, respectively.
(2) Weighted average market price utilized current face for weighting purposes.
(3) FICO represents a mortgage industry accepted credit score of a borrower.
(4) Average credit enhancement remaining on our non-Agency RMBS portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(5) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

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Commercial Real Estate Assets

	Type	Origination Date	Principal Balance	Book Value	Cash Coupon(1)	Yield(2)	Original Term (Years)	State	Property Type	Initial LTV(3)	Stabilized LTV(4)
Asset 1	Senior	12/15	120.0	118.9	L + 4.20%	5.91%	4	LA	Retail	65.5%	60.0%
Asset 2	Senior	09/15	105.0	104.4	L + 3.42%	4.76%	3	CA	Retail	70.9%	66.9%
Asset 3	Senior	11/15	76.6	76.0	L + 4.20%	5.80%	3	NY	Office	66.4%	68.7%
Asset 4	Mezzanine	11/15	59.4	59.4	L + 7.25%	7.81%	3	Multi-state	Office	77.6%	77.5%
Asset 5	Mezzanine	03/15	45.9	45.7	L + 6.75%	8.14%	2	Multi-state	Hotel	70.3%	63.5%
Asset 6	Senior	12/15	43.5	43.2	L + 4.05%	5.61%	3	TX	Multifamily	81.2%	76.8%
Asset 7	Senior	02/16	39.9	39.3	L + 4.30%	5.63%	3	TX	Office	72.9%	70.4%
Asset 8	Senior	12/15	39.2	38.9	L + 4.65%	6.43%	4	PA	Office	74.5%	67.5%
Asset 9	Senior	11/15	38.0	37.5	L + 4.55%	6.41%	4	MD	Office	80.0%	64.5%
Asset 10	Senior	03/16	33.8	33.6	5.11%	5.24%	10	NJ	Office	74.9%	74.9%
Asset 11	Senior	01/16	25.8	25.4	L + 4.80%	6.47%	3	IL	Multifamily	82.8%	66.7%
Asset 12	Senior	10/15	23.5	23.4	L + 3.60%	4.94%	4	NY	Multifamily	73.4%	58.6%
Asset 13	Senior	08/15	18.7	18.6	L + 4.05%	5.67%	3	FL	Multifamily	85.0%	68.4%
Asset 14	Mezzanine	08/15	17.0	17.0	L + 8.75%	10.06%	2	FL	Hotel	71.9%	67.9%
Asset 15	Senior	08/15	13.6	13.5	L + 5.25%	6.83%	3	FL	Multifamily	76.3%	75.3%

(1) Cash coupon does not include origination or exit fees.
(2) Yield includes net origination fees and exit fees, but does not include future fundings.
(3) Initial LTV considers the original appraisal at the time of origination.
(4) Stabilized LTV considers the prospective market value "as stabilized" which reflects the property's market value as of the time the property is projected to achieve stabilized occupancy. Stabilized occupancy is the occupancy level that a property is expected to achieve after the property is exposed to the market for lease over a reasonable period of time and at comparable terms and conditions to other similar properties.

21

Commercial Real Estate Assets (Continued)

	Type	Origination Date	Principal Balance	Book Value	Cash Coupon[1]	Yield[2]	Original Term (Years)	State	Property Type	Initial LTV[3]	Stabilized LTV[4]
Asset 16	Senior	10/15	11.9	11.7	L + 4.99%	6.55%	3	MO	Hotel	73.2%	57.8%
Asset 17	Senior	09/15	11.0	10.9	L + 4.03%	5.39%	3	FL	Multifamily	77.7%	76.9%
Asset 18	Mezzanine	07/15	9.9	9.9	L + 12.25%	14.03%	3	PA	Office	81.6%	79.6%
Asset 19	Mezzanine	08/15	9.9	9.9	L + 9.50%	11.59%	5	GA	Office	78.7%	66.4%
Asset 20	Mezzanine	11/15	7.7	7.1	13.00%[5]	13.00%	10	NY	Hotel	68.3%	43.7%
Total/weighted Average			**$750.3**	**$744.3**	**L + 4.96%**	**6.37%**	**3.6**			**72.9%**	**67.5%**

(1) Cash coupon does not include origination or exit fees.
(2) Yield includes net origination fees and exit fees, but does not include future fundings.
(3) Initial LTV considers the original appraisal at the time of origination.
(4) Stabilized LTV considers the prospective market value "as stabilized" which reflects the property's market value as of the time the property is projected to achieve stabilized occupancy. Stabilized occupancy is the occupancy level that a property is expected to achieve after the property is exposed to the market for lease over a reasonable period of time and at comparable terms and conditions to other similar properties.
(5) A variable rate per annum generating not less than a 13% internal rate of return on the principal balance of the loan, inclusive of the exit fee.

22

Repo and FHLB Financing(1) 23 (1) As of March 31, 2016. (2) Excludes FHLB membership and activity stock totaling $167.9 million. (3) Weighted average of 35 days to maturity. (4) Includes advances of $2.5 billion with original maturities of 20 years. Repo and FHLB Collateral(2) Repo FHLB Total ($M) Available-for-sale securities, at fair value $6,472.1 $2,984.6 $9,456.7 Derivative asset, at fair value 157.2 - 157.2 Residential mortgage loans held-for-sale, at fair value 31.7 291.5 323.2 Commercial real estate assets 245.5 421.3 666.8 Net economic interests in consolidated securitization trusts 274.7 780.2 1,054.9 $7,181.2 $4,477.6 $11,658.8 Repo Maturities(3) Amount ($M) Percent (%) Within 30 days $2,379.5 39.1% 30 to 59 days 2,117.7 34.8% 60 to 89 days 632.0 10.4% 90 to 119 days 196.8 3.2% 120 to 364 days 761.4 12.5% $6,087.4 100.0% FHLB Maturities Amount ($M) Percent (%) < 1 year $428.2 10.7% > 1 and ≤ 3 years 223.0 5.6% > 3 and ≤ 5 years 815.0 20.4% > 10 years(4) 2,533.8 63.3% $4,000.0 100.0%

Maturities Notional Amounts ($B) Average Fixed Pay Rate Average Receive Rate Average Maturity (Years) Payers Hedging Repo and FHLB Advances 2016 $1.7 0.462% 0.624% 0.5 2017 2.4 0.765% 0.620% 1.3 2018 0.3 0.984% 0.617% 1.8 2019 0.3 1.283% 0.623% 3.2 2020 and after 1.8 1.797% 0.622% 7.5 $6.5 1.013% 0.622% 3.0 Other Payers 2018 $4.2 1.298% 0.638% 2.3 2020 and after 1.2 2.164% 0.627% 4.8 $5.4 1.493% 0.635% 2.9 Maturities Notional Amounts ($B) Average Pay Rate Average Fixed Receive Rate Average Maturity (Years) Other Receivers 2018 $0.6 0.618% 1.440% 2.6 2019 0.5 0.621% 1.042% 2.8 2020 and after 2.4 0.624% 1.938% 6.1 $3.5 0.623% 1.728% 5.0 Interest Rate Swaps(1) 24 (1) As of March 31, 2016.

Interest Rate Swaptions(1) 25 (1) As of March 31, 2016. Option Underlying Swap Swaption Expiration Cost ($M) Fair Value ($M) Average Months to Expiration Notional Amount ($M) Average Pay Rate Average Receive Rate Average Term (Years) Purchase Contracts: Payer <6 Months $12.0 $3.7 3.7 $1,500 3.25% 3M LIBOR 10.0 >6 Months 126.3 7.9 40.4 4,500 3.69% 3M LIBOR 5.8 Total Payer $138.3 $11.6 27.5 $6,000 3.58% 3M LIBOR 6.8 Sale Contracts: Payer >6 Months ($81.2) ($1.6) 15.0 ($800) 3M LIBOR 3.44% 10.0 Total Payer ($81.2) ($1.6) 15.0 ($800) 3M LIBOR 3.44% 10.0